                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
              --------------------------------------------------
                            DURING THE PAST 60 DAYS
                            -----------------------

                                                            Price
Settlement                    For the                        per
  Date           By          Account of       Quantity      Share     Type of Trade   Broker
----------   -----------   ----------------   ---------   ---------   -------------   ------

============================================================================================
  09/29/97   Partners      BVF                  (1,000)    $14.6250   Sale            INET
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  09/30/97   Partners      BVF                  30,000     $12.4375   Purchase        COWN
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  09/30/97   Partners      BVF                  50,000     $12.5000   Purchase        HMQT
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  09/30/97   Partners      BVF Ltd.             46,000     $12.4375   Purchase        COWN
--------------------------------------------------------------------------------------------
  09/30/97   Partners      PAL                   6,000     $12.4375   Purchase        COWN
--------------------------------------------------------------------------------------------
  09/30/97   Partners      ZPG                   5,000     $12.4375   Purchase        COWN
--------------------------------------------------------------------------------------------
  09/30/97   Partners      ILL10                13,000     $12.4375   Purchase        COWN
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  10/01/97   Partners      BVF                  22,000     $12.2500   Purchase        COWN
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  10/01/97   Partners      BVF                   6,000     $12.4063   Purchase        INET
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  10/01/97   Partners      BVF                  10,000     $12.3750   Purchase        HMQT
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  10/01/97   Partners      BVF Ltd.             18,000     $12.2500   Purchase        COWN
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  10/01/97   Partners      BVF Ltd               5,000     $12.3750   Purchase        HMQT
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  10/01/97   Partners      PAL                   2,000     $12.2500   Purchase        COWN
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  10/01/97   Partners      PAL                   3,000     $12.3750   Purchase        HMQT
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  10/01/97   Partners      ZPG                   3,000     $12.2500   Purchase        COWN
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  10/01/97   Partners      ZPG                   2,000     $12.3750   Purchase        HMQT
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  10/01/97   Partners      ILL10                 5,000     $12.2500   Purchase        COWN
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  10/01/97   Partners      ILL10                 5,000     $12.3750   Purchase        HMQT
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  10/02/97   Partners      BVF                  10,000     $12.0000   Purchase        COWN
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  10/02/97   Partners      BVF                   1,000     $12.0000   Purchase        INET
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  10/02/97   Partners      BVF Ltd.              5,000     $12.0000   Purchase        COWN
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  10/02/97   Partners      PAL                   3,000     $12.0000   Purchase        COWN
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  10/02/97   Partners      ZPG                   2,000     $12.0000   Purchase        COWN
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  10/02/97   Partners      ILL10                 5,000     $12.0000   Purchase        COWN
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  10/03/97   Partners      BVF                   5,000     $12.0313   Purchase        INET
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  10/03/97   Partners      BVF                  60,000     $12.0625   Purchase        COWN
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  10/03/97   Partners      BVF                   1,000     $12.0625   Purchase        INET
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  10/03/97   Partners      BVF Ltd.             40,000     $12.0625   Purchase        COWN
--------------------------------------------------------------------------------------------

COWN         =             Cowen & Co.
HMQT         =             Hambrecht, Quist
INET         =             Instinet